Exhibit 99.1

Energy Transfer Operating, L.P. Announces Pricing of $4.0 Billion of Senior Notes

DALLAS—January 8, 2019—Energy Transfer Operating, L.P. (formerly, Energy Transfer Partners, L.P., and a subsidiary of Energy Transfer LP) (“ETO”) today announced the pricing of its $750 million aggregate principal amount of 4.500% senior notes due 2024, $1.5 billion aggregate principal amount of 5.250% senior notes due 2029 and $1.75 billion aggregate principal amount of 6.250% senior notes due 2049 at a price to the public of 99.646%, 99.789% and 99.850%, respectively, of their face value.

The sale of the senior notes is expected to settle on January 15, 2019, subject to the satisfaction of customary closing conditions. ETO intends to use the net proceeds of approximately $3.96 billion from this offering (i) to make an intercompany loan to Energy Transfer LP (formerly, Energy Transfer Equity, L.P.) (NYSE: ET), which will use the proceeds therefrom to repay in full its $1.22 billion term loan due February 2, 2024, (ii) to repay in full its 9.70% senior notes due March 15, 2019, its 9.00% senior notes due April 15, 2019 and its subsidiary’s 8.125% senior notes due June 1, 2019, (iii) to repay a portion of the borrowings under its revolving credit facility and (iv) for general partnership purposes.

Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers for the offering.

The offering of the senior notes is being made pursuant to an effective shelf registration statement and prospectus filed by ETO with the Securities and Exchange Commission (“SEC”). The offering of the senior notes may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained from the following addresses:

Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005-2836 Attention: Prospectus Group Phone: 1-800-503-4611 E-mail: prospectus.cpdg@db.com	RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281 Attention: DCM Transaction Management Telephone: (866) 375-6829

Goldman Sachs & Co. LLC Attention: Prospectus Department 200 West Street New York, New York 10282-2198 Telephone: 1-866-471-2526 Facsimile: 212-902-9316	SunTrust Robinson Humphrey, Inc. 303 Peachtree Street Atlanta, Georgia 30308 Attention: Prospectus Department Phone: 1-800-685-4786

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

200 North College Street

NC1-004-03-43

Charlotte, North Carolina 28255-001

Attn: Prospectus Department

Phone: 1-800-294-1322

Email: dg.prospectus_requests@baml.com

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Energy Transfer Operating, L.P. owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins, its core operations include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. Energy Transfer Operating, L.P.’s general partner is owned by Energy Transfer LP (NYSE: ET).

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETO, and a variety of risks that could cause results to differ materially from those expected by management of ETO. Important information about issues that could cause actual results to differ materially from those expected by management of ETO can be found in ETO’s public periodic filings with the SEC, including its Annual Report on Form 10-K. ETO undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Energy Transfer Operating, L.P.

Investor Relations:

William Baerg, Brent Ratliff, Lyndsay Hannah, 214-981-0795

or

Media Relations:

Vicki Granado and Lisa Dillinger, 214-840-5820